EXHIBIT 10.1

February 12, 2008
Sumitomo Rubber Industries, Ltd.
6-9, 3-chome
Wakinohama-cho, Chuo-ku
Kobe 651-0072
Japan
Re:     Matters relating to Indemnification under Alliance Agreements, including without limitation, the Umbrella Agreement dated as of June 14, 1999 by and between The Goodyear Tire & Rubber Company (“Goodyear”) and Sumitomo Rubber Industries, Ltd. (“SRI”) and this Amendment No. 4 to the Umbrella Agreement
Gentlemen:
     Various of the undersigned parties to indemnification rights have been discussing a resolution relating to unresolved past, present and future claims for certain matters and representations and warranties for indemnification under the Alliance Agreements. To conclude these discussions, Goodyear and SRI hereby agree to adopt this writing as Amendment No. 4 to the Umbrella Agreement in consideration of the mutual discharge and release set forth herein.
     By this writing as of the date hereof, all of the undersigned hereby waive, release, discharge and/or relinquish any and all rights and claims arising in any way out of any matter that would give rise to rights of indemnification under Article XV of the Umbrella Agreement as set forth therein and/or as such Article XV is incorporated into any of the other Alliance Agreements to the extent such rights would be based either
(i)	upon matters stated in Schedules 15.02(c)(i) and (ii) of the Umbrella Agreement or

(ii)	upon any breach of any representation or warranty referenced in such Article XV, except that the following matters shall continue to qualify for indemnification as provided under the Umbrella Agreement and/or the other Alliance Agreements:
For Goodyear, under Article 15.02(c)(i), item (1)(a), Montluçon Landfill — contamination, as stated on Schedule 15.02(c)(i); and
For SRI, under Article 15.02(c)(ii), item 2, US$5,850,661 claim by former employees of Goodyear’s Salonica factory in relation to termination of their employment, as stated on Schedule 15.02(c)(ii).

Sumitomo Rubber Industries, Ltd.

     For the avoidance of doubt, the undersigned intend the foregoing to be effective as a bar to, and to be the sole, exclusive, final and definitive resolution of, any and all rights and claims arising from the matters described above, irrespective of the legal theory upon which such rights or claims are based, including without limitation, any claim, whether known or unknown, based on contract, fraud, misrepresentation, fiduciary duty, tort or otherwise, including without limitation, rights and claims based on the foregoing by any of the JVCs or any of their shareholders or Affiliates. Except as set forth herein, this writing is not intended to affect the separate rights of the undersigned, such as their rights and responsibilities for product liability/completed operations claims attributable to pre-Closing (September 1, 1999) events (See Articles 18.2 and 18.3 of the Joint Venture Agreement for Europe, Article 14.3 of the Joint Venture Agreement for North America, Article 14.2 of the Replacement Sales Asset Purchase Agreement, Article 10.1.2 of the Joint Venture Agreement for the Japan Replacement Joint Venture and Article 10.1.2 of the Joint Venture Agreement for the Japan OE Joint Venture) or similar rights and responsibilities arising out of events occurring on or after the Closing date (September 1, 1999).
     The undersigned agree to the foregoing and also agree that the Umbrella Agreement, and to the extent necessary to carry out the foregoing, any of the other Alliance Agreements, shall be amended hereby to give effect to the foregoing, but in all other respects the other terms and conditions of the Alliance Agreements shall continue without change. All expressions used in this document shall have the same meanings as are ascribed to them in the Umbrella Agreement and the other Alliance Agreements unless otherwise defined herein. The provisions of Article XVIII of the Umbrella Agreement are hereby incorporated into and made a part of this writing by this reference, and this document shall be governed as if it is one of the agreements governed by such provisions of Article XVIII. The undersigned acknowledge by their signatures that they have had the opportunity to review the foregoing with their counsel and understand its provisions.
     If you are in agreement with the foregoing, please so indicate by signing this document and the accompanying duplicate copies, one copy of which is for your files.
Sincerely,

THE GOODYEAR TIRE & RUBBER COMPANY
By:	/s/ Christopher W. Clark
Christopher W. Clark
Senior Vice President Global Sourcing

Attest:	/s/ Anthony E. Miller

Anthony E. Miller Assistant Secretary

Sumitomo Rubber Industries, Ltd.

Accepted and agreed to by all the undersigned
as of the date first above written:
SUMITOMO RUBBER INDUSTRIES, LTD.,
for itself and as successor by merger for
DUNLOP JAPAN LIMITED

By:	/s/ Takaki Nakano

Takaki Nakano Director and Senior Executive Officer

Attest:	/s/ Makoto Teshima

Makoto Teshima General Manager, Legal Department

GOODYEAR, S.A.,
a French corporation

By:	/s/ Philippe Degeer

Philippe Degeer Chairman of the Board

GOODYEAR, S.A.,
a Luxembourg corporation

By:	/s/ Arthur de Bok

Arthur de Bok President of the Board of Directors

By:	/s/ Hermann Lange

Hermann Lange Finance Director

Sumitomo Rubber Industries, Ltd.

GOODYEAR CANADA INC.

By:	/s/ J. S. Coulter

J. S. Coulter President

By:	/s/ R. M. Hunter

R. M. Hunter Assistant Secretary

GOODYEAR WINGFOOT LIMITED (formerly called Nippon Goodyear Kabushiki Kaisha)

By:	/s/ Tadashi Yokoyama

Tadashi Yokoyama Representative Director

SRI USA, INC.

By:	/s/ Yasuyuki Sasaki

Yasuyuki Sasaki Treasurer

GOODYEAR DUNLOP TIRES EUROPE B.V.

By:	/s/ Arthur de Bok

Arthur de Bok President of the Board of Directors

By:	/s/ Dominique Golsong

Dominique Golsong Director A

Sumitomo Rubber Industries, Ltd.

GOODYEAR DUNLOP TIRES NORTH AMERICA, LTD.

By:	/s/ Joseph Copeland

Joseph Copeland Chairman and President

Attest:	/s/ Michael R. Rickman

Michael R. Rickman Secretary

GOODYEAR JAPAN LIMITED (formerly called Fukada Production Centre Limited)

By:	/s/ Katsuhiko Nakagawa

Katsuhiko Nakagawa Representative Director

DUNLOP GOODYEAR TIRES LTD.

By:	/s/ Yoshinori Yamada

Yoshinori Yamada Representative Director